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                                                                      EXHIBIT 21


                     LIST OF THE SUBSIDIARIES OF THE COMPANY
             (Jurisdiction of incorporation as noted in parenthesis)

The direct and indirect subsidiaries of Walter Industries, Inc. are:

1.    JW Aluminum Company (DE)

2.    Homes Holdings Corporation (DE)

      a.    Jim Walter Homes, Inc. (FL) (a subsidiary of Homes Holdings
            Corporation)

            i. Jim Walter Homes of Louisiana, Inc. (LA) (a subsidiary of Jim Walter Homes, Inc.)

            ii. Walter Home Improvement, Inc. (FL) (a subsidiary of Jim Walter Homes, Inc.)

            iii. Neatherlin Homes, Inc. (TX) (a subsidiary of Jim Walter Homes, Inc.)

            iv. Jim Walter Homes of Georgia, Inc. (DE) (a subsidiary of Jim Walter Homes, Inc.)

            v.    JWH Acquisition Co. (DE) (a subsidiary of Jim Walter
                  Homes, Inc.)

3.    Vestal Manufacturing Company (DE)

4.    Sloss Industries Corporation (DE)

5.    Southern Precision Corporation (DE)

6.    Mid-State Holdings Corporation (DE)

      a. Mid-State Homes, Inc. (FL) (a subsidiary of Mid-State Holdings Corporation)

            i. Mid-State Trust III (a business trust owned by Mid-State Homes, Inc.)

            ii. Mid-State Trust IV (a business trust owned by Mid-State Homes, Inc.)

                  A. Mid-State Trust II (a business trust owned by Mid-State Trust IV)

            iii. Mid-State Trust V (a business trust owned by Mid-State Homes, Inc.)

            iv. Mid-State Trust VI (a business trust owned by Mid-State Homes, Inc.)

            v. Mid-State Trust VII (a business trust owned by Mid-State Homes, Inc.)

            vi. Mid-State Trust VIII (a business trust owned by Mid-State Homes, Inc.)

7.    United States Pipe and Foundry Company, Inc. (AL)

8.    Jefferson Warrior Railroad Company, Inc. (AL)

9.    Jim Walter Computer Services, Inc. (DE)

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10.   Land Holdings Corporation (DE)

      a.    Walter Land Company (DE) (a subsidiary of Land Holdings Corporation)

11.   J.W.I. Holdings Corporation (DE)

      a.    J.W. Walter, Inc. (DE) (a subsidiary of J.W.I. Holdings Corporation)

12.   Hamer Properties, Inc. (WV)

13.   Best Insurors, Inc. (FL)

      a. Best Insurors of Mississippi, Inc. (MS) (a subsidiary of Best Insurors, Inc.)

14.   Cardem Insurance Co., Ltd. (Bermuda)

15.   Coast to Coast Advertising, Inc. (FL)

16.   United Land Corporation (DE)

17.   Dixie Building Supplies, Inc. (FL)

18.   Jim Walter Resources, Inc. (AL)

      a. Black Warrior Transmission Corp. (50% owned by Jim Walter Resources, Inc.)

      b.    Black Warrior Methane Corp. (50% owned by Jim Walter
            Resources, Inc.)

19.   Walter International Sales, Inc. (Barbados, W.I.)

20.   Applied Industrial Materials Corporation (DE)

      a. AIMCOR Enterprises International, Incorporated (NV) (a subsidiary of Applied Industrial Materials Corporation)

      b. Gans Transport Agencies (USA), Inc. (DE) (a subsidiary of Applied Industrial Materials Corporation)

      c. Tennessee Alloys Company (75% owned by Applied Industrial Materials Corporation)

      d. Rain Calcining Limited (India) (5% owned by Applied Industrial Materials Corporation)

21.   AIMCOR Mannheim GMBH (Germany)

22.   Applied Industrial Materials Luxembourg, S.A. (Luxembourg)


      The names of particular subsidiaries may have been omitted if the unnamed subsidiaries, considered in the aggregate as a single subsidiary, would not constitute a significant subsidiary as of August 21, 2000.